Exhibit 99.1

SELLERSVILLE, Pa.--Jan.20, 2004--Delta Mutual, Inc. (OTCBB: DLTM) announced the appointment of two new officers, as part of its continuing efforts to focus on supporting established business units.

Martin G. Chilek has been appointed Vice President and Chief Financial  Officer,
and  Jerome   Kindrachuk  has  been   appointed   Vice   President-International
Operations.

Prior to joining the company, Mr. Chilek most recently served as Vice President of Operations for MicroTech Leasing Corporation, a wholly-owned subsidiary of Interpool, Inc. (NYSE: IPX). Mr. Kindrachuk has been employed by the company since July 2003 and has served in various administrative and operational positions.

Both appointments are effective as of January 5, 2004.